Exhibit 4.11

WARRANTS TO PURCHASE COMMON SHARES

OF

Electra battery materials corporation
(A company existing under the federal laws of Canada)

Number: 2025-W-0[●]	Number of Warrants represented by this Certificate: [●]

THIS CERTIFIES THAT, for value received, [●] (the “Holder”), being the registered holder of that number of common share purchase warrants (individually, a “Warrant” and collectively, the “Warrants”) of Electra Battery Materials Corporation (the “Corporation”) set forth above is entitled, at any time prior to the Expiry Time (as hereinafter defined) to subscribe for and purchase the number of common shares (the “Warrant Shares”) of the Corporation set forth above at a price of US$1.40 per Warrant Share (the “Exercise Price”), subject to adjustment as set out herein, by surrendering to the Corporation at its principal office, Suite 602, 133 Richmond Street West, Toronto, Ontario M5H 2L3, Attention: Trent Mell, Chief Executive Officer, this Warrant certificate (the “Warrant Certificate”), together with a duly completed and executed Subscription Form attached hereto, and payment in full for the Warrant Share being purchased in accordance with the terms of this Warrant Certificate.

The Corporation shall treat the Holder as the absolute owner of the Warrants evidenced by this Warrant Certificate for all purposes and the Corporation shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Warrant Certificate free from all equities and rights of set-off or counterclaim between the Corporation and the Holder or the original or any intermediate holder and all persons may act accordingly and the receipt by the Holder of the Warrant Shares issuable upon exercise hereof shall be a good discharge to the Corporation and the Corporation shall not be bound to inquire into the title of any such Holder.

1.	Definitions: In this Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	“Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time;

(b)	“Business Day” means a day which is not a Saturday, Sunday or legal holiday in the City of Toronto, Ontario and the City of Vancouver, British Columbia;

(c)	“Common Shares” means the Common Shares of the Corporation as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or otherwise changed pursuant to any of the events set out in Section 12 hereof;

(d)	“Corporation” means Electra Battery Materials Corporation, a company organized under the federal laws of Canada and its successors and assigns;

(e)	“Current Market Price” of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the TSXV for the 20 consecutive Trading Days (on each of which at least 500 Common Shares are traded in board lots) ending three (3) Trading Days prior to the relevant date, or if the Common Shares are not listed on the TSXV, then on any other stock exchange on which such shares are then listed as may be selected by the directors of the Corporation, acting reasonably, for such purpose or, if the Common Shares are not listed on any stock exchange, then on such over-the-counter market as may be selected by the directors of the Corporation, acting reasonably, for such purpose, with the weighted average price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold in board lots on the said exchange or market, as the case may be, during the said 20 Trading Days by the aggregate number of Common Shares so sold, provided further that if the Common Shares are not then listed on any stock exchange or traded on any over-the-counter market, then the Current Market Price shall be determined by the directors of the Corporation, acting reasonably;

(f)	“Dividend Paid in the Ordinary Course” means dividends paid in any financial year of the Corporation, whether in (i) cash, (ii) shares of the Corporation, (iii) warrants or similar rights to purchase any shares of the Corporation or property or other assets of the Corporation provided that the value of such dividends per outstanding Common Share does not in such financial year exceed in aggregate 5% of the Exercise Price;

(g)	“Exercise Price” means US$1.40 per Warrant Share, subject to adjustment in accordance with Section 12 hereof;

(h)	“Expiry Day” means October 3, 2026;

(i)	“Expiry Time” means 5:00 p.m. (Toronto time) on the Expiry Day;

(j)	“Holder” means the holder set forth on the first page hereof;

(k)	“Nasdaq” means The Nasdaq Stock Market LLC;

(l)	“person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof or any other entity whatsoever;

(m)	“Trading Day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or over-the-counter market is open for business;

(n)	“TSXV” means the TSX Venture Exchange;

(o)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(p)	“U.S. Person” means a “U.S. person” as that term is defined in Regulation S under the U.S. Securities Act;

(q)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(r)	“Warrant Certificate” means this certificate representing the Warrants, together with any duly issued replacement or substitution therefor;

(s)	“Warrant Shares” means the Common Shares issuable upon due exercise of the Warrants; and

(t)	“Warrants” means the common share purchase warrants of the Corporation, with each Warrant being exercisable to purchase one Warrant Share at the Exercise Price until the Expiry Time.

2.	Expiry Time: At the Expiry Time, all rights under the Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be of no further force and effect.

3.	Exercise Procedure:

(a)	The Holder may exercise the right to subscribe for and purchase the number of Warrant Shares herein provided for by surrendering to the Corporation prior to the Expiry Time at its principal office (or such other location as the Corporation may notify the Holder) this Warrant Certificate, with the Subscription Form attached hereto duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation, together with a certified cheque or bank draft payable to or to the order of the Corporation, or such other means of payment acceptable to the Corporation in an amount equal to the aggregate Exercise Price in respect of the Warrants so exercised. Any Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Corporation at its principal office set forth herein (or to such other address as the Corporation may notify the Holder).

(b)	Upon such delivery as aforesaid, the Corporation shall cause to be issued to the Holder the Warrant Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Warrant Certificate and the Holder shall become a shareholder of the Corporation in respect of the Warrant Shares subscribed for with effect from the date of such delivery and shall be entitled to delivery of certificates evidencing the Warrant Shares and the Corporation shall cause such certificates to be delivered to the Holder at the address or addresses specified in such Subscription Form as soon as reasonably practicable, and in any event within five (5) Business Days of such delivery.

(c)	The Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and the Holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect, and if the Warrants are so exercised, the certificates representing the Warrant Shares shall bear the necessary legends as determined by legal counsel for the Corporation.

4.	Exercise Limitations: The Corporation shall not effect an exercise of a Warrant, and the Holder shall not have the right to exercise any portion of a Warrant, pursuant to Section 3 or otherwise, to the extent that, after giving effect to such issuance after exercise as set forth on the Subscription Form attached hereto, the Holder (and any affiliates, persons or entities acting as a “group” together with the Holder with respect to the Common Shares for purposes of Section 13(d) of the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), and any other persons whose beneficial ownership of the Common Shares would be aggregated with such Holder for purposes of Section 13(d) off the Exchange Act (such persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Attribution Parties shall include the number of Common Shares issuable upon exercise of a Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares that would be issuable upon (i) exercise of the remaining, non-exercised portion of a Warrant beneficially owned by the Holder or any of its Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any other securities), subject to a limitation on conversion or exercise analogous to the limitation contained herein, beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Corporation is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder further acknowledges that it is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4 applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of a Warrant is exercisable shall be in the sole discretion and at the sole responsibility of the Holder , and the submission of a Subscription Form shall be deemed to be the Holder’s determination of whether a Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of a Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Corporation shall not have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4 in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Corporation’s most recent periodic or annual report filed with the SEC or on SEDAR+, as the case may be, (B) a more recent public announcement by the Corporation, or (C) a more recent written notice by the Corporation or the Corporation’s transfer agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Corporation shall, within two trading days, confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Warrant being exercised, by the Holder or its Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 9.90% of the number of Common Shares outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of the Warrant in question. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4 to correct this paragraph (or any portion hereof) that may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 4 shall apply to a successor holder of a Warrant.

5.	Partial Exercise: The Holder may subscribe for and purchase a number of Warrant Shares less than the maximum number the Holder is entitled to purchase pursuant to the full exercise of this Warrant Certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Warrant Certificate in respect of the balance of the Warrant Shares which the Holder was entitled to subscribe for and purchase pursuant to this Warrant Certificate and which were then not subscribed for and purchased.

6.	No Fractional Warrant Shares: Notwithstanding any adjustments provided for in Section 12 hereof or otherwise, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Warrant Shares in satisfaction of its obligations hereunder and, in any such case, the number of Warrant Shares issuable upon the exercise of any Warrants shall be rounded down to the nearest whole number, without payment or compensation in lieu thereof.

7.	Exchange of Warrant Certificates: This Warrant Certificate may be exchanged for Warrant Certificates representing in the aggregate the same number of Warrants and entitling the Holder thereof to subscribe for and purchase an equal aggregate number of Warrant Shares at the same Exercise Price and on the same terms as this Warrant Certificate.

8.	Transfer of Warrants: Subject to applicable securities legislation and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the TSXV and Nasdaq (or any other stock exchange on which the Common Shares are listed), the Holder may transfer this Warrant Certificate by duly completing and executing the Transfer Form attached hereto. No transfer of this Warrant Certificate shall be made if in the opinion of counsel to the Corporation such transfer would result in the violation of any applicable securities laws. Subject to the foregoing, the Corporation shall issue and deliver as soon as practicable, and in any event within five (5) Business Days of receipt of this Warrant Certificate, together with a duly completed and executed Transfer Form attached hereto, a new Warrant Certificate registered in the name of the permitted transferee or as the permitted transferee may direct on its behalf and shall take all other necessary actions to effect the transfer as directed.

9.	Not a Shareholder: Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation or as a Warrantholder of the Corporation.

10.	No Obligation to Purchase: Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Corporation to issue any shares or warrants except those Warrant Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

11.	Covenants:

(a)	The Corporation covenants and agrees that so long as any Warrants evidenced hereby remain outstanding, it shall allot and reserve and there shall remain unissued out of its authorized capital a sufficient number of Warrant Shares to satisfy the right of purchase provided for herein and upon due exercise of the Warrants in accordance with the terms of the Warrant Certificate and the Corporation will cause the Warrant Shares subscribed for and purchased in the manner herein provided to be issued and delivered as directed and such Warrant Shares shall be issued as fully paid and non-assessable Common Shares and free from all taxes, liens and charges with respect to the issue thereof.

(b)	The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, documents, instruments, deeds and assurances in law as the Holder shall reasonably require for the better accomplishing and effecting of the intentions and provisions of this Warrant Certificate.

12.	Adjustments:

(a)	Adjustment: The rights of the Holder, including the number of Warrant Shares issuable upon the exercise of the Warrants, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section. The purpose and intent of the adjustments provided for in this Section is to ensure that the rights and obligations of the Holder are neither diminished nor enhanced as a result of any of the events set forth in paragraphs (b), (c) or (d) of this Section. Accordingly, the provisions of this Section shall be interpreted and applied in accordance with such purpose and intent.

(b)	The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:

(i)	Share Reorganization: If and whenever at any time during the Adjustment Period, the Corporation shall (A) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, (B) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of, or issue, Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course, then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur.

(ii)	Rights Offering: If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (and the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii)	Distribution: If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Corporation or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Corporation (other than a rights offering as described in Section 12(b)(ii) hereof), (C) evidences of indebtedness, or (D) cash, securities or other property or assets then, in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under clauses (i) or (ii) above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Corporation, or any subsidiary of the Corporation, shall be deemed not to be outstanding for the purpose of any such computation. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof or any such shares, evidences of indebtedness or cash, securities or other property or assets are not so distributed, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or shares, evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c)	Reclassifications: If and whenever at any time during the Adjustment Period, there is (A) any reclassification of, or redesignation of or amendment to the outstanding Common Shares, any change or exchange of the Common Shares into other shares or securities or property or any other reorganization of the Corporation (other than as described in Section 12(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation or entity resulting in any reclassification of, or redesignation of or amendment to the outstanding Common Shares, any change or exchange of the Common Shares into other shares or securities or property or any other reorganization of the Corporation, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Warrant Certificate which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Warrant Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event as if, on the effective date or record date thereof, such Holder had been the registered holder of the number of Warrant Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Warrant Certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant Certificate. Any such adjustments in the application of the provisions set forth in this subsection will be made by and set forth in an instrument supplemental hereto approved by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(d)	Issuable Warrant Shares Adjustment: If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of Section 12(b) hereof, then the number of Warrant Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

13.	Rules Regarding Calculation of Adjustment of Exercise Price:

(a)	The adjustments provided for in Section 12 hereof are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole Warrant Share and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 13.

(b)	No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the Exercise Price is required unless such adjustment would result in a change of at least one one-hundredth of a Warrant Share; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)	No adjustment in the Exercise Price will be made in respect of any event described in Section 12 hereof, other than the events referred to in Section 12(c) hereof, if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Warrant prior to or on the effective date or record date of such event.

(d)	No adjustment in the Exercise Price will be made under Section 12 hereof in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or elect to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend or in respect of a distribution of Common Shares as compensation securities or pursuant to the exercise or vesting of stock options or other compensation securities granted under incentive plans of the Corporation or pursuant to the conversion, exchange, redemption or exercise of any convertible, exchangeable, redeemable or exercisable securities outstanding as of the date hereof (or pursuant to the conversion, exchange, redemption or exercise of any securities issued upon any such conversion, exchange, redemption or exercise).

(e)	If at any time a question or dispute arises with respect to adjustments provided for in Section 12 hereof, such question or dispute will be conclusively determined by the auditor of the Corporation or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Corporation and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Corporation and the Holder. The Corporation will provide such auditor or chartered accountant with access to all necessary records of the Corporation.

(f)	In case the Corporation after the date of issuance of this Warrant Certificate takes any action affecting the Common Shares, other than an action described in Section 12 hereof, which in the opinion of the board of directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the directors of the Corporation in their sole discretion, acting reasonably and in good faith, but subject in all cases to any necessary regulatory approval including approval of the TSXV, Nasdaq or such other stock exchange or market place on which the Common Shares are then listed or quoted for trading, if such approval is required. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

(g)	If the Corporation sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(h)	In the absence of a resolution of the directors of the Corporation fixing a record date for any event which would require any adjustment to this Warrant, the Corporation will be deemed to have fixed as the record date therefor the date on which the event is effected.

(i)	As a condition precedent to the taking of any action which would require any adjustment to this Warrant, including the Exercise Price, the Corporation shall take any corporate action which may be necessary in order that the Corporation or any successor to the Corporation or successor to the undertaking or assets of the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j)	The Corporation covenants to and in favour of the Holder that so long as this Warrant Certificate remains outstanding, it will give notice to the Holder of the effective date or of the record date for any event referred to in Section 11 hereof, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event and, if determinable, the required adjustment and the calculation of such adjustment; provided that the Corporation shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 21 days in each case prior to such applicable record date or effective date. In case any adjustment for which a notice in Section 12 has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Holder a certificate providing the calculation of such adjustment. Subject to Section 16, the Corporation hereby covenants and agrees that the register of transfers and transfer books for the Common Shares and warrants will be open, and that the Corporation will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 21 day period.

(k)	In any case that an adjustment pursuant to Section 12 hereof shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the Holder of this Warrant Certificate, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Warrant Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Warrant Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Warrant Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the date of exercise of the Warrant Shares or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Warrant Shares or of such other securities or property.

14.	Consolidation and Amalgamation:

(a)	The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, arrangement, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Warrant Certificate, and

(ii)	the Warrants and the terms set forth in this Warrant Certificate will be valid, legal and binding obligations of the successor corporation entitling the Holder, as against the successor corporation, to all the rights and benefits of the Holder under this Warrant Certificate.

(b)	Whenever the conditions of Section 14(a) hereof shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

15.	Representation and Warranty: The Corporation hereby represents and warrants to the Holder that the Corporation is duly authorized and has all corporate power and capacity to create and issue the Warrants evidenced hereby and the Warrant Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant Certificate represents a valid, legal and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to customary exceptions.

16.	If Share Transfer Books Closed: The Corporation shall not be required to deliver certificates for Warrant Shares while the securities transfer books of the Corporation are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose, and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Warrant Shares called for thereby during any such period, delivery of certificates for Warrant Shares may be postponed for a period not exceeding three Business Days after the date of the re-opening of said securities transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made subscription and payment during such period, to receive such certificates for the Warrant Shares called for after the securities transfer books shall have been re-opened and shall be without prejudice to the rights of the Holder pursuant to this Warrant Certificate and the Warrant Shares that would have otherwise been issued had it not been for such postponement.

17.	Lost Certificate: If the Warrant Certificate evidencing the Warrants issued hereby becomes stolen, lost, mutilated or destroyed the Corporation may, on such terms as it may in its discretion, acting reasonably, impose, issue and countersign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

18.	Governing Law: This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

19.	Severability: If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

20.	Headings: The headings of the articles, sections, subsections, clauses and subclauses of this Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant Certificate.

21.	Numbering of Provisions, etc.: Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, or subclause refers to the article, section, subsection, clause or subclause bearing that number or letter in this Warrant Certificate.

22.	Gender: Whenever used in this Warrant Certificate, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

23.	Day not a Business Day: In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

24.	Binding Effect: This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its successors, assigns and legal representatives and shall be binding upon the Corporation and (subject to Section 14) its successors, assigns and legal representatives.

25.	Notice: Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent by facsimile, tested prior to transmission, by other electronic transmission, by prepaid courier or by first class mail addressed as follows:

(a)	if to the Holder, then at the latest address of the Holder as recorded on the books of the Corporation; and

(b)	if to the Corporation, then at:

Electra Battery Materials Corporation

133 Richmond Street West, Suite 602

Toronto, Ontario

M5H 2L3

Attention: Trent Mell
Email: tmell@electrabmc.com

Any notice given as aforesaid shall conclusively be deemed to have been received by the addressee, if sent by facsimile or other electronic transmission, on the day of transmission or, if such day is not a Business Day or if the notice is transmitted or received after the end of normal business hours, on the next Business Day, if sent by courier, on the next Business Day and, if sent by mail, on the fifth Business Day following the posting thereof.

26.	Time of Essence: Time shall be of the essence hereof.

27.	US Dollars: Except as otherwise noted, all references herein to dollar amounts are to lawful money of the United States of America.

28.	Execution: The Corporation may execute this Warrant Certificate by electronic signature. To the extent that this Warrant Certificate or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature. The fact that this Warrant Certificate is executed, signed, stored or delivered electronically shall not prevent the enforcement of the terms hereof. Physical possession of the original of this Warrant Certificate or any paper copy thereof shall confer no special status to the bearer thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of this [●] day of [●], 2025.

ELECTRA BATTERY MATERIALS CORPORATION

Per:
Authorized Signing Officer

SUBSCRIPTION FORM

TO:          Electra Battery Materials Corporation

133 Richmond Street West, Suite 602

Toronto, Ontario

M5H 2L3

The undersigned holder of the within Warrant hereby irrevocably subscribes for _________ Warrant Shares of Electra Battery Materials Corporation (the “Corporation”) pursuant to the within Warrant and tenders herewith a certified cheque or bank draft payable to or to the order of the Corporation (or has provided such other means of payment acceptable to the Corporation) for US$_______________ (US$1.40 per Warrant Share) in full payment therefor.

(Please check the ONE box applicable):

☐	A.	The undersigned holder hereby represents and warrants that it (i) at the time of exercise of the Warrant, is not in the United States; (ii) is not a “U.S. person”, as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”); (iii) is not exercising the Warrant on behalf of a U.S. person; and (iv) did not execute or deliver this Subscription Form in the United States.
☐	B.	The undersigned holder has delivered to the Corporation an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Corporation) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

The undersigned hereby directs that the Warrant Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF WARRANT SHARES

DATED this                    day of                                                     , 20    .

NAME:

Signature of Authorized Representative:
Print Name:

_________Please check if the certificates representing the Warrant Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address(es) in the registration instructions set out above.

Notes:

If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant Certificate representing the unexercised Warrants will be issued and delivered with the certificates representing the Warrant Shares.

Certificates will not be registered or delivered to an address in the United States unless Box B above is checked.

If Box B above is to be checked, the holder is encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with exercise will be satisfactory in form and substance to the Corporation.

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

                     of the Warrants registered in the name of the undersigned transferor represented by the attached Warrant Certificate.

THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that the transferee is an affiliate of the undersigned transferor (within the meaning of the Securities Act (Ontario)), and that the Warrants are not being offered, sold or transferred to, or for the account or benefit of, (i) a “U.S. person” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or (ii) a person within the United States, in each case of (i) and (ii) unless (A) registered under the U.S. Securities Act and any applicable state securities laws or (B) an exemption from such registration is available and in the case of a transfer pursuant to clause (B), after it has furnished to the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.

DATED this                    day of                          ,             .

_________________________	_________________________
Signature of Registered Holder	Signature Guarantee
(Transferor)

_________________________

Print name of Registered Holder

_________________________

_________________________

Address

NOTE:	The signature on this Transfer Form must correspond with the name as recorded on the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever or this Transfer Form must be signed by a duly authorized trustee, executor, administrator, or attorney of the Holder or a duly authorized signing officer in the case of a corporation. If this Transfer Form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign.

All endorsements or assignments of these Warrants must be signature guaranteed by a bank or trust company or by a member of a stock exchange in Canada.